SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2008

ENVIRONMENTAL ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12914	43-1953030
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3350 Americana Terrace, Suite 215

Boise, Idaho 83706

 (Address of principal executive offices) (Zip Code)

(208) 287-4471

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 5 – Corporate Governance and Management

Item 5.02  Changes in Control of Registrant

On April 9, 2008, the registrant terminated James J. Hines as an employee, director and officer.  Prior to his termination, Mr. Hines held the position of Director of Finance.  Mr. Hines was terminated for cause for certain actions which the registrant believed were a violation of his employment agreement, and alternatively was terminated without cause as an at will employee.  Under Mr. Hines’ employment agreement dated March 9, 2007, the termination of his

employment for any reason resulted in his automatic removal from the registrant’s board of directors.   Mr. Hines did not serve on any committees of the board.

Pursuant to Item 5.02(a)(3)(iii), attached hereto as Exhibit 17 is a letter from Mr. Hines regarding the reasons for his termination.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

17	Letter from James J. Hines, IV dated April 20, 2008

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENVIRONMENTAL ENERGY SERVICES, INC.
Date: April 23, 2008	/s/ Greg Holsted
By: Greg Holsted, Chief Financial Officer

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